Filed Pursuant To Rule 433

Registration No. 333-286293

March 3, 2025

X/Twitter Post:

Live Address: https://x.com/Grayscale/status/1896691016612323595

Tweet 1:

Grayscale Digital Large Cap Fund (ticker: $GDLC) was the most traded multi-asset #crypto index fund in the world today. GDLC is the only publicly traded fund in the US that provides exposure to the exact same #crypto assets named in the US Crypto Strategic Reserve.

#bitcoin #ethereum $XRP $SOL $ADA.

Learn more: https://grayscale.com/crypto-products/grayscale-digital-large-cap-fund

Source: Bloomberg, L.P. based on value traded in $USD on 3/3/2025

GRAYSCALE

Tweet 2:

Disclosure:

LinkedIn Post:

Live Address: https://www.linkedin.com/feed/update/urn:li:share:7302456717978578944/

Grayscale Digital Large Cap Fund (ticker: GDLC) was the most traded multi-asset #crypto index fund in the world today. GDLC is the only publicly traded fund in the US that provides exposure to the exact same #crypto assets named in the US Crypto Strategic Reserve.

Learn more: https://lnkd.in/eYSt9GyP

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Holdings are subject to change.

Investing involves risk, including possible loss of principal.

Grayscale Digital Large Cap Fund LLC ("GDLC") may file a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.

Before you invest you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering.

You may get these documents for free by visiting EDGAR on the SEC website, https://sec.gov.

Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.

Facebook Post:

Live Address: https://www.facebook.com/grayscaleinvestments/posts/pfbid0RhAz76y2zE3fSC9TpDs9AD3c4Hyx723zdRSkf9dgzeaDdcg6CN6u65VGEiK636MXl#

Grayscale Digital Large Cap Fund (ticker: GDLC) was the most traded multi-asset #crypto index fund in the world today. GDLC is the only publicly traded fund in the US that provides exposure to the exact same #crypto assets named in the US Crypto Strategic Reserve.

Learn more: https://grayscale.com/crypto-products/grayscale-digital-large-cap-fund

-

Holdings are subject to change.

Available to eligible accredited investors.

Grayscale Digital Large Cap Fund LLC ("GDLC") may file a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.

Before you invest you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering.

You may get these documents for free by visiting EDGAR on the SEC website, https://sec.gov.

Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.

Grayscale Digital Large Cap Fund LLC ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, 290 Harbor Drive, Stamford, CT 06902.